UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
June 30, 2008
AIRGAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
259 North Radnor-Chester Road, Suite 100
Radnor, PA 19087-5283
(Address of principal executive offices)
Registrant’s telephone number, including area code: (610) 687-5253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     (a). As previously reported, Mr. William O. Albertini, a director of Airgas, Inc. (the “Company”), died on June 28, 2008. Mr. Albertini had been a member, and the chair, of the audit committee of the Board of Directors of the Company, with Paula A. Sneed and John C. van Roden, Jr. serving as the other members of the committee. As a result of Mr. Albertini’s death, on June 30, 2008 the Company received a notice from the NYSE stating that the Company was not in compliance with Section 303A.07(a) of the New York Stock Exchange (“NYSE”) Listed Company Manual which requires that audit committees be comprised of at least three independent directors. On July 2, 2008, the Company’s Board of Directors approved the selection of W. Thacher Brown, an existing eligible director, as a new member of the audit committee to replace Mr. Albertini and appointed Mr. van Roden, an audit committee financial expert, as chair of the committee. The Company is, therefore, now in compliance with the requirement of Section 303A.07(a) of the NYSE Listed Company Manual.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits
     99.1 — Press Release dated July 2, 2008

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAS, INC. (Registrant)
BY:	/s/ Robert H. Young, Jr.
Robert H. Young, Jr.
Senior Vice President and General Counsel

DATED: July 2, 2008

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